UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ELEVAI LABS INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

ELEVAI LABS INC.

120 Newport Center Drive

Newport Beach, CA 92660

INFORMATION STATEMENT

(Preliminary)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Elevai Labs Inc.:

This Information Statement is first being mailed on or about October [*], 2024 to the holders of record of the outstanding common stock, $0.0001 par value per share (“Common Stock”), of Elevai Labs Inc., a Delaware corporation (the “Company”), as of the close of business on September 20, 2024 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the shareholders of the Company owning a majority of the voting power of the outstanding shares of stock (the “Majority Shareholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to Elevai Labs Inc., a Delaware corporation.

The following action was authorized by the Written Consents:

(i)	The issuance, in accordance with Nasdaq Rule 5635(d), of 20% or more of our Common Stock including the issuance of the Warrants (as defined below) and subject to the terms of the Warrants, any resulting issuance of Warrant Shares inclusive of the terms of the the Adjustment (as defined below), pursuant to that certain securities purchase agreement, dated September 22, 2024, by and between us and institutional investors (the “Purchase Agreement”) (“Authorization 1”);

(ii)	The following adjustments contained within the Series A Warrants and Series B Warrants (the “Warrants”) (“Authorization 2”): and

a.	The reduction of the Warrants’ exercise price to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (“VWAP”) during the period commencing five trading days immediately preceding and the five trading days commencing on the date the Company effects a reverse stock split in the future with a proportionate increase to the number of shares underlying the Warrants;

b.	The adjustment contained within the Series A Warrants, providing for a reduction to the exercise price and a proportionate increase to the number of shares underlying the Series A Warrants upon issuance of the Common Stock or Common Stock equivalents at a price per share that is less than the exercise price of each Series A Warrant;

c.	A reduction to the exercise price based on the lowest daily VWAP for the 10-trading day period commencing on the first trading day following the expiration of the 20 calendar day waiting period after the mailing of this Information Statement (the “Shareholder Approval Date”), and ending following the close of trading on the 10th trading day thereafter; and

d.	The provision contained within the Series B Warrants providing for an alternative cashless exercise feature pursuant to which the holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0 (collectively (ii)(a)-(d), the “Adjustment”).

(iii)	Upon the Shareholder Approval Date any Adjustment to the Warrants will be subject to a floor price of 20% of the Minimum Price, as defined and pursuant to Nasdaq Listing Rule 5635(d) (“Authorization 3”, together with Authorization 1 and Authorizations 2, the “Authorizations”).

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of stock and is sufficient under the Delaware General Corporation Law and our amended and restated bylaws (“Bylaws”) to approve the actions described herein. Accordingly, the Authorizations are not presently being submitted to our other shareholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will not be implemented until twenty (20) calendar days after the date on which this Information Statement has been first mailed to the shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act to the holders of voting and non-voting stock (“Shareholders”) to notify the Shareholders of the approval of the Authorization. Shareholders of record at the close of business on September 20, 2024 are entitled to notice of the Written Consent. Because this action has been approved by the holders of the required majority of the voting power of our outstanding shares of stock, no proxies were or are being solicited. The approval the Authorization will not be effected until 20 calendar days after the mailing of the Information Statement accompanying this notice. We will mail the Notice of Shareholder Action by Written Consent to the Shareholders on or about October [__], 2024.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Braeden Lichti
Chairman of the Board of Directors
October [__], 2024

INTRODUCTION

This Information Statement is being first mailed on or about October [*], 2024 to the Shareholders by the Board of Directors of the Company (“Board”) to provide material information regarding the approval of the following consents:

(i)	The issuance, in accordance with Nasdaq Rule 5635(d), of 20% or more of our Common Stock including the issuance of the Warrants (as defined below) and subject to the terms of the Warrants, any resulting issuance of Warrant Shares inclusive of the terms of the Adjustment (as defined below), pursuant to that certain securities purchase agreement, dated September 22, 2024, by and between us and certain accredited investors (the “Purchase Agreement”);

(ii)	The following adjustments contained within the Series A Warrants and Series B Warrants (the “Warrants”): and

a.	The reduction of the Warrants’ exercise price to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (“VWAP”) during the period commencing five trading days immediately preceding and the five trading days commencing on the date the Company effects a reverse stock split in the future with a proportionate increase in the number of shares underlying the Warrants;

b.	The adjustment contained within the Series A Warrants, providing for a reduction to the exercise price and a proportionate increase in the number of shares underlying the Series A Warrants upon issuance of the Common Stock or Common Stock equivalents at a price per share that is less than the exercise price of each Series A Warrant;

c.

A reduction to the exercise price based on the lowest daily VWAP for the 10-trading day period commencing on the first trading day following the Shareholder Approval Date, and ending following the close of trading on the 10th trading day thereafter; and

d.	The provision contained within the Series B Warrants providing for an alternative cashless exercise feature pursuant to which the holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0 (collectively (ii)(a)-(d), the “Adjustment”).

(iii)	Upon the Shareholder Approval Date any Adjustment to the Warrants will be subject to a floor price of 20% of the Minimum Price, as defined and pursuant to Nasdaq Listing Rule 5635(d).

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The approval of the Authorizations requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders.

On the Record Date, the Company had 20,804,614 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share. On September 23, 2024, the Majority Shareholders adopted resolutions approving the Authorizations.

CONSENTING SHAREHOLDERS

On September 23, 2024, the Majority Shareholders, being the record holders of 11,479,734 shares of Common Stock adopted resolutions, among other things, approving the Authorizations. The voting power held by the Majority Shareholders represented approximately 55.18% of the total voting power of all issued and outstanding stock of the Company as of the Record Date.

We are not seeking written consent from any other shareholder of the Company, and the other shareholders will not be given an opportunity to vote with respect to the approval of the Authorizations. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by Written Consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the approval of the Authorization was taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

APPROVAL (I) THE ISSUANCE, IN ACCORDANCE WITH NASDAQ RULE 5635(D), OF 20% OR MORE OF OUR COMMON STOCK INCLUDING THE ISSUANCE OF THE WARRANTS AND SUBJECT TO THE TERMS OF THE WARRANTS, ANY RESULTING ISSUANCE OF WARRANT SHARES INCLUSIVE OF THE TERMS OF THE ADJUSTMENT, PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED SEPTEMBER 22, 2024, BY AND BETWEEN US AND CERTAIN ACCREDITED INVESTORS AND (II) THE FOLLOWING ADJUSTMENTS CONTAINED WITHIN THE SERIES A WARRANTS AND SERIES B WARRANTS: (A) THE REDUCTION OF THE WARRANTS’ EXERCISE PRICE TO A PRICE EQUAL TO THE LESSER OF (I) THE THEN EXERCISE PRICE AND (II) LOWEST VOLUME WEIGHTED AVERAGE PRICE DURING THE PERIOD COMMENCING FIVE TRADING DAYS IMMEDIATELY PRECEDING AND THE FIVE TRADING DAYS COMMENCING ON THE DATE THE COMPANY EFFECTS A REVERSE STOCK SPLIT IN THE FUTURE WITH A PROPORTIONATE INCREASE TO THE NUMBER OF SHARES UNDERLYING THE WARRANTS; (B) THE ADJUSTMENT CONTAINED WITHIN THE SERIES A WARRANTS, PROVIDING FOR A REDUCTION TO THE EXERCISE PRICE AND A PROPORTIONATE INCREASE IN THE NUMBER OF SHARES UNDERLYING THE SERIES A WARRANTS UPON ISSUANCE OF THE COMMON STOCK OR COMMON STOCK EQUIVALENTS AT A PRICE PER SHARE THAT IS LESS THAN THE EXERCISE PRICE OF EACH SERIES A WARRANT; (C) A REDUCTION TO THE EXERCISE PRICE BASED ON THE LOWEST DAILY VWAP FOR THE 10-TRADING DAY PERIOD COMMENCING ON THE FIRST TRADING DAY FOLLOWING THE SHAREHOLDER APPROVAL DATE, AND ENDING FOLLOWING THE CLOSE OF TRADING ON THE 10TH TRADING DAY THEREAFTER; AND (D) THE PROVISION CONTAINED WITHIN THE SERIES B WARRANTS PROVIDING FOR AN ALTERNATIVE CASHLESS EXERCISE FEATURE PURSUANT TO WHICH THE HOLDER OF THE SERIES B WARRANT HAS THE RIGHT TO RECEIVE AN AGGREGATE NUMBER OF SHARES EQUAL TO THE PRODUCT OF (X) THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT WOULD BE ISSUABLE UPON A CASHLESS EXERCISE OF THE SERIES B WARRANT AND (Y) 3.0. AND (III) UPON THE Shareholder Approval Date ANY ADJUSTMENT TO THE EXERCISE PRICE OF AND NUMBER OF SHARES UNDERLYING THE WARRANTS WILL BE SUBJECT TO A FLOOR PRICE OF 20% OF THE MINIMUM PRICE, AS DEFINED AND PURSUANT TO NASDAQ LISTING RULE 5635(D).

THE OFFERING

On September 22, 2024, the Company entered into the Purchase Agreement with institutional investors in connection with a registered public offering (the “Offering”) for the offer and sale of 8,900,000 shares of its common stock, par value $0.0001 per share (“Common Stock”) and 19,671,425 Pre-Funded Warrants to purchase shares of common stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock, and accompanying Series A Warrants to purchase up to 28,571,425 shares of Common Stock (the “Series A Warrant Shares”) and Series B Warrants to purchase up to 28,571,425 share of Common Stock (“the “Series B Warrant Shares” together with the Series A Warrant Shares, the “Warrant Shares”) at a combined offering price of $0.28 per unit.

Each share of Common Stock or Pre-Funded Warrant in lieu thereof was offered together with a Series A Warrant and a Series B Warrant, each to purchase one share of Common Stock. Both the Series A Warrants and Series B Warrants have an exercise price of $0.38 per share of Common Stock. The Series A Warrants will be exercisable beginning on the first trading day following the date of completion of the requisite waiting period following the mailing of the Information Statement related to the approval by the stockholders of the Company (the “Initial Exercise Date”) of the issuance of shares upon exercise of the Warrants (the “Shareholder Approval”). The exercise price of the Series A and Series B Warrants is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions or other such event as further described in the Series A and Series B Warrants. The Series A Warrants have a term of five years from the Initial Exercise Date, and the Series B Warrants have a term of two and a half years from the Initial Exercise Date.

Subject to certain exceptions, the Warrants are subject to adjustment provisions in connection with a reverse stock split or similar transaction and following the Shareholder Approval Date, which provide for reduction to the exercise price and increase in the number of Warrant Shares underlying the Warrants. In addition, subject to certain exceptions, the Series A Warrant is subject to reduction to the exercise price upon an issuance of securities by the Company at a price per share that is less than the exercise price. Any reduction to the exercise prices of the Series A Warrants and the Series B Warrants and resulting increase in the number of shares of common stock underlying the Warrants is subject to a floor price as set forth in the Warrants.

The holder of Series B Warrants may also effect an “alternative cashless exercise” at any time following the Shareholder Approval Date, pursuant to which the holder has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0.

In connection with the Offering, the Company entered into the Purchase Agreement with certain purchasers on September 22, 2024. Pursuant to which, on September 23, 2024, the Company obtained shareholder approval approving a (i) reduction to the applicable floor price in the Series A and Series B Warrants inapplicable, (ii) Adjustment terms in the Series A and Series B Warrants, (iii) issuance of all of the Warrant Shares upon the exercise the Warrants in accordance with their terms (including Adjustment provisions set forth therein), and (iv) to consent to any Adjustment to the exercise price or number of shares of Common Stock underlying the Warrants in the event of a Share Combination Event, Dilutive Issuance and Reset Date (as defined in the Series A and Series B Warrants). Additionally, the Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties. The foregoing descriptions of the Warrants do no purport to be complete and are subject to, and qualified in their entirety by copies of the Warrants which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of the Record Date of September 20, 2024 by:

●	each of our executive officers and directors;

●	all of our current directors and executive officers as a group; and

●	each person or entity, or group of persons or entities, known by us to own beneficially more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of September 20, 2024. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 20,804,614 shares of common stock outstanding as of September 20, 2024.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Beneficial Ownership
5% or Greater Shareholders:
BWL Investments Ltd.(2)	1,906,414		9.2%
JP Bio Consulting LLC(3)	2,859,788		13.7%
Hatem Abou-Sayed MD MBA FACS, a Professional Medical Corporation(4)	1,371,905		6.6%
Hatem Abou-Sayed(5)	1,563,572		7.4%
Santorio Biomedical, LLC(6)	1,225,000		5.9%

Directors, Named Executive Officers and Other Executive Officers:
Jordan R. Plews, former Chief Executive Officer and Director	3,043,121	(7)	14.5%
Graydon Bensler, Chief Executive Officer, Chief Financial Officer and Director	1,033,121	(8)	4.9%
Braeden Lichti, Chairman of the Board	3,815,632	(9)	18.0%
Jeffrey Parry, Director	75,667	(10)	*%
George Kovalyov, Director	-		-%
Juliane Daley, Director	29,533	(11)	*%
All executive officers and directors as a group (6 persons)	7,997,074	(12)	37.0%

*	Denotes less than one (1%) percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is our address of c/o Elevai Labs, Inc., 120 Newport Center Drive, Ste. 250, Newport Beach, CA 92660.

(2)	Braeden Lichti has sole voting and dipositive power over the shares held by BWL Investments Ltd. The address of BWL Investments Ltd. is 650 West Georgia Street #3200, British Columbia Canada V6B 4P7.

(3)	Jordan R. Plews has sole voting and dipositive power over the shares held by JP Bio Consulting LLC. The address of JP Bio Consulting LLC is 2615 Q Street, #1, Sacramento, CA 95816.

(4)	Consists of (i) 1,359,342 shares of Common Stock and (ii) 12,563 shares of Common Stock underlying warrants. Hatem Abou-Sayed has sole voting and dipositive power over the shares held by Hatem Abou-Sayed MD MBA FACS, a Professional Medical Corporation. The address of Hatem Abou-Sayed MD MBA FACS is 4510 Executive Drive, Suite 210, San Diego, CA 92121.

(5)

Consists of (i) 1,359,342 shares of Common Stock held by Hatem Abou-Sayed MD MBA FACS of which Dr. Abou-Sayed has sole voting and dipositive power over the shares, (ii) 12,563 shares of Common Stock underlying warrants and (iii) 191,667 shares of Common Stock that Dr. Abou-Sayed has the right to acquire from us within 60 days of September 20, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(6)	Deniel Mero has sole voting and dipositive power over the shares held by Santorio Biomedical, LLC. The address of Santorio Biomedical, LLC is 99 Wall St, Suite 1925, New York, NY, 10005.

(7)

Consists of (i) 2,851,454 shares of Common Stock held by JP Bio Consulting LLC of which Dr. Plews has sole voting and dipositive power over the shares and (ii) 191,667 shares of Common Stock that Dr. Plews has the right to acquire from us within 60 days of September 20, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(8)

Consists of (i) 841,454 shares of Common Stock held by GB Capital Ltd. of which Mr. Bensler has sole voting and dipositive power over the shares and (ii) 191,667 shares of Common Stock that Mr. Bensler has the right to acquire from us within 60 days of September 20, 2024 pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(9)

Consists of (i) 191,667 shares of Common Stock that Mr. Lichti has the right to acquire from us within 60 days of September 20, 2024 pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan, (ii) 1,906,414 shares of Common Stock held by BWL Investments Ltd. of which Mr. Lichti has sole voting and dipositive power over the shares, (iii) 828,000 shares of Common Stock held by BWL Holdings Ltd. of which Mr. Lichti has sole voting and dipositive power over the shares, (iv) 828,000 shares of Common Stock held by Northstrive Fund II LP of which Mr. Lichti has sole voting and dipositive power over the shares and (v) 61,551 shares of Common Stock underlying warrants held by BWL Investments Ltd.

(10)

Consists of (i) 41,667 shares of Common Stock and (ii) 40,000 shares of Common Stock that Mr. Parry has the right to acquire from us within 60 days of September 20, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(11)	Consists of (i) 1,200 shares of Common Stock and (ii) 28,333 shares of Common Stock that Ms. Daley has the right to acquire from us within 60 days of September 20, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(12)	Consists of (i) 7,298,189 shares of Common Stock beneficially owned by our directors and executive officers and (ii) 637,334 shares of Common Stock underlying outstanding options, exercisable within 60 days of September 20, 2024 and (iii) 61,551 shares of common stock underlying warrants.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 120 Newport Center Drive, Newport Beach, CA 92660.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Majority Shareholders’ approval of the Authorizations, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the SEC. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,

/s/ Braeden Lichti
Chairman of the Board of Directors
October [__], 2024